Exhibit 99.1

FOR IMMEDIATE RELEASE

August 6, 2026	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FISCAL 2026 THIRD QUARTER ENDED JUNE 30, 2026

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of the Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard restaurant brands, today reported financial results for the fiscal 2026 third quarter.

Key highlights of the Company’s financial results include:

•	Total Revenues for the quarter decreased 5.0% to $35.2 million compared to the fiscal 2025 third quarter

•	Same Store Sales[1] for company-owned Bad Daddy’s restaurants decreased 2.3% and Good Times restaurants increased 0.6% for the quarter compared to the fiscal 2025 third quarter and decreased 1.5% and 1.0% year-to-date for our Bad Daddy’s and Good Times restaurants, respectively.

•	Net Income Attributable to Common Shareholders was $1.9 million for the quarter

•	Adjusted EBITDA[2] (a non-GAAP measure) was $2.5 million for the quarter

•	The Company ended the quarter with $3.6 million in cash and $0.3 million of long-term debt

“I am excited to report that Good Times same stores have turned positive, a trend that has continued into the fourth quarter. We launched our $2 Bambino campaign systemwide in June after testing in select restaurants beginning early in the third quarter and saw immediate opt-in to the offer with a corresponding lift in same store sales.” Ryan M. Zink, the Company’s Chief Executive Officer, said.

Mr. Zink continued, “Bad Daddy’s sales continue to see headwinds and we are testing several value-oriented promotions to turn around traffic trends at that brand. Notwithstanding the top line performance at Bad Daddy’s, we expect total overall company profitability in the fourth quarter to improve on a year-over-year basis from fiscal 2025 due to improved cost management and the improved sales performance at our Good Times brand.”

Conference Call: Management will host a conference call to discuss its fiscal 2026 third quarter financial results on Thursday, August 6, 2026 at 5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Keri A. August, its Chief Accounting Officer.

The conference call can be accessed by registering online at Q3 2026 GTIM Earnings Call and you will be provided with dial in details. The live webcast will be accessible from the Company's investor relations website on Events. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. currently owns, operates, and licenses 37 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. currently owns, operates and franchises 28 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

2 For a reconciliation of Adjusted EBITDA and Restaurant Level Operating Profit to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

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Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek”, “plan” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the disruption to our business from pandemics and other public health emergencies, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, other general economic and operating conditions, risks associated with the acquisition of additional restaurants, the adequacy of cash flows and the cost and availability of capital or credit facility borrowings to provide liquidity, changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC, and other subsequent filings with the SEC.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal Third Quarter		Year-to-Date
	June 30, 2026 (13 Weeks)	July 1, 2025 (13 Weeks)	June 30, 2026 (39 Weeks)	July 1, 2025 (40 Weeks)
NET REVENUES:
Restaurant sales	$35,020	$36,869	$100,517	$106,974
Franchise and other revenues	147	156	588	663
Total net revenues	35,167	37,025	101,105	107,637

RESTAURANT OPERATING COSTS:
Food and packaging costs	10,711	11,358	30,380	33,198
Payroll and other employee benefit costs	11,702	12,647	34,299	37,256
Restaurant occupancy costs	2,477	2,492	7,510	7,758
Other restaurant operating costs	5,069	5,230	14,582	14,889
Preopening costs	-	-	-	8
Depreciation and amortization	917	982	2,735	2,996
Total restaurant operating costs	30,876	32,709	89,506	96,105

General and administrative costs	1,986	2,174	6,237	7,340
Advertising costs	1,009	913	3,268	2,957
Impairment of long-lived assets and ROU assets	18	-	245	494
Gain on lease terminations and asset disposals	(489)	(4)	(390)	(55)
Total costs and expenses	33,400	35,792	98,866	106,841

INCOME FROM OPERATIONS	1,767	1,233	2,239	796

OTHER (EXPENSE) INCOME:
Interest and other expense, net	(24)	(51)	(111)	(153)
Other income	-	-	-	140
Total other (expense) income	(24)	(51)	(111)	(13)

NET INCOME BEFORE INCOME TAXES	1,743	1,182	2,128	783

Provision for income taxes	212	363	184	309

NET INCOME	$1,955	$1,545	$2,312	$1,092
Income attributable to non-controlling interests	(48)	(58)	(75)	(65)

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,907	$1,487	$2,237	$1,027

NET INCOME PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$0.18	$0.14	$0.21	$0.10
Diluted	$0.18	$0.14	$0.21	$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	10,557,896	10,582,491	10,556,636	10.632,434
Diluted	10,650,896	10,661,491	10,649,636	10,711,434

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

Selected Balance Sheet Data	June 30, 2026	September 30, 2025

Cash and cash equivalents	$3,597	$2,605

Current assets	$6,668	$5,254

Total assets	$80,185	$83,807

Current liabilities	$14,317	$14,378

Shareholders’ equity	$36,137	$33,811

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s				Good Times
	Fiscal Third Quarter		Year-to-Date		Fiscal Third Quarter		Year-to-Date
	2026	2025	2026	2025	2026	2025	2026	2025
	(13 weeks)	(13 weeks)	(39 weeks)	(40 weeks)	(13 weeks)	(13 weeks)	(39 weeks)	(40 weeks)

Restaurant sales	$24,889	$26,513	$72,011	$77,408	$10,131	$10,356	$28,506	$29,566
Restaurants open at beginning of period	37	39	38	39	26	27	27	25
Restaurants opened or acquired during period	-	-	-	-	-	-	-	2
Restaurants closed during period	1	-	2	-	1	-	2	-
Restaurants open at period end	36	39	36	39	25	27	25	27

Restaurant operating weeks	474.0	507.0	1,437.0	1,560.0	337.0	351.0	1,036.5	1,067.5

Average weekly sales per restaurant	$52.5	$52.3	$50.1	$49.6	$30.1	$29.5	$27.5	$27.7

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Reconciliation of U.S. GAAP Results to Non-GAAP Measurements

Reconciliation of Income from Operations to Non-GAAP Restaurant-Level Operating Profit (In thousands):

	Fiscal Third Quarter		Year-to-Date
	2026	2025	2026	2025
	(13 weeks)	(13 weeks)[1]	(39 weeks)	(40 weeks)[1]

Income from operations	$1,767	$1,233	$2,239	$796
Less:
Franchise and other revenues	147	156	588	663
Add:
General and administrative	1,986	2,174	6,237	7,340
Depreciation and amortization	917	982	2,735	2,996
Advertising costs	1,009	913	3,268	2,957
Impairment of long-lived assets	18	-	245	494
Gain on lease terminations and asset disposals	(489)	(4)	(390)	(55)
Preopening costs	-	-	-	8
Restaurant-level operating profit	$5,061	$5,142	$13,746	$13,873

[1]	Certain prior year activity has been reclassified from Other restaurant operating costs to Advertising costs to conform to the current year’s presentation. Such reclassification resulted in an increase to Advertising costs and Restaurant-level operating profit (a non-GAAP measure) for the third fiscal quarter 2025 and year-to-date third fiscal quarter 2025 of approximately $0.2 million and $0.6 million, respectively.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and preopening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables set forth in this section certain unaudited information for the current and prior year fiscal quarters for fiscal 2026 and 2025, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

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Margin Analysis:

	Quarter Ended				Year-to-Date Period Ended
	June 30, 2026 (13 Weeks)		July 1, 2025 (13 Weeks)[1]		June 30, 2026 (39 Weeks)		July 1, 2025 (40 Weeks)[1]
Bad Daddy’s Burger Bar[2]:
Restaurant sales	$24,889	100.0%	$26,513	100.0%	$72,011	100.0%	$77,408	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	7,546	30.3%	8,100	30.6%	21,653	30.1%	23,933	30.9%
Payroll and benefits costs	8,361	33.6%	9,103	34.3%	24,530	34.1%	26,770	34.6%
Restaurant occupancy costs	1,578	6.3%	1,623	6.1%	4,818	6.7%	5,041	6.5%
Other restaurant operating costs	3,809	15.3%	3,876	14.6%	10,933	15.2%	11,035	14.3%
Restaurant-level operating profit (a non-GAAP measure)	$3,595	14.4%	$3,811	14.4%	$10,077	14.0%	$10,629	13.7%

Good Times Burgers & Frozen Custard:
Restaurant sales	$10,131	100.0%	$10,356	100.0%	$28,506	100.0%	$29,566	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	3,165	31.2%	3,258	31.5%	8,727	30.6%	9,265	31.3%
Payroll and benefits costs	3,341	33.0%	3,544	34.2%	9,769	34.3%	10,486	35.5%
Restaurant occupancy costs	920	9.1%	890	8.6%	2,756	9.7%	2,778	9.4%
Other restaurant operating costs	1,389	13.7%	1,471	14.2%	4,067	14.3%	4,139	14.0%
Restaurant-level operating profit (a non-GAAP measure)	$1,316	13.0%	$1,193	11.5%	$3,187	11.2%	$2,898	9.8%

Other[2]:
Restaurant occupancy costs	$(21)		$(21)		$(64)		$(61)
Other restaurant operating costs	(129)		(117)		(418)		(285)
Restaurant-level operating profit (a non-GAAP measure)	$150		$138		$482		$346

Total restaurant-level operating profit (a non-GAAP measure)	$5,061	14.5%	$5,142	13.9%	$13,746	13.7%	$13,873	13.0%

[1]	Certain prior year activity has been reclassified from Other restaurant operating costs to Advertising costs to conform to the current year’s presentation. Such reclassification resulted in an increase to Restaurant-level operating profit (a non-GAAP measure) for the third fiscal quarter 2025 and year-to-date third fiscal quarter 2025 of approximately $0.2 million and $0.6 million, respectively.

[2]	Prior to fourth quarter 2025, certain general and administrative activity now included in Other was combined and reported with the Bad Daddy's segment. In order to better align with our internal reporting and provide a better representation of restaurant-level operations, beginning with fourth quarter 2025, this activity has been removed from the Bad Daddy's segment. Fiscal 2025 figures have been recast for comparability.

Certain percentage amounts in the table above do not total due to rounding

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Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Quarter Ended		Year-to-Date
	June 30, 2026	July 1, 2025	June 30, 2026	July 1, 2025
	(13 weeks)	(13 weeks)	(39 weeks)	(40 weeks)
Adjusted EBITDA:
Net income attributable to common shareholders, as reported	$1,907	$1,487	$2,237	$1,027
Depreciation and amortization	922	1,000	2,783	3,071
Depreciation and amortization attributable to non-controlling interest	(28)	(24)	(81)	(74)
Provision for income taxes	(212)	(363)	(184)	(309)
Interest expense, net	24	51	111	153
EBITDA	2,613	2,151	4,866	3,868
Preopening expense[1]	-	-	-	8
Non-cash stock-based compensation[2]	21	25	66	90
Asset impairment[3]	18	-	245	494
Non cash gain on lease terminations and asset disposals[4]	(198)	(105)	(96)	(99)
Non-cash loss on asset disposals attributable to non-controlling interests[4]	-	-	-	(3)
Adjusted EBITDA	$2,454	$2,071	$5,081	$4,358

[1]	Represents expenses directly associated with the opening of new or acquired restaurants, including preopening rent.
[2]	Represents non-cash stock-based compensation as described in Note 13 to the unaudited condensed consolidated financial statements.
[3]	Represents costs recognized in connection with the asset impairment charges described in Note 11 to the unaudited condensed consolidated financial statements.
[4]	Represents deferred gains on previous sale-leaseback transactions on two Good Times restaurants, gains on lease terminations, as well as (gains) losses on asset disposals.

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

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